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                                                                    EXHIBIT 23.1

                                                   [STOCKMAN KAST RYAN LLP LOGO]

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
SCB Computer Technology, Inc.

We consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-1590, Form S-8 No. 333-36971, Form S-8 No. 333-68343 and Form S-8
No. 333-76118 of our report dated November 10, 2003, with respect to the consolidated balance sheets, statements of operations, stockholders' equity and cash flows of National Systems and Research Company included in the Company's Form 8K/A (Amendment No. 2) dated on or about March 1, 2004.

/s/ Stockman Kast Ryan LLP
Colorado Springs, Colorado
March 1, 2004

CERTIFIED PUBLIC ACCOUNTANTS|WESTERN NATIONAL BUILDING 102 N, CASCADE AVENUE,
AND BUSINESS ADVISORS                      SUITE 400, COLORADO SPRINGS, CO 80903
                                           WWW.SKRCO.COM telephone:(719)630-1186
                                                       facsimile. (719) 630-1187